Exhibit 99.1

TEXAS PACIFIC LAND CORPORATION ANNOUNCES THIRD QUARTER RESULTS
Earnings Call to be held 7:30 am CT on Thursday, November 7, 2024
DALLAS, TX (November 6, 2024) – Texas Pacific Land Corporation (NYSE: TPL) (the “Company” or “TPL”) today announced its financial and operating results for the third quarter of 2024.
Third Quarter 2024 Highlights
•Acquired mineral interests across approximately 4,106 net royalty acres located in the northern Delaware Basin for a purchase price of $120.3 million, net of post-close adjustments, in an all-cash transaction

•Acquired approximately 4,120 surface acres and other surface-related assets located in the core of the Midland Basin for a purchase price of $45.0 million, in an all-cash transaction

•Royalty production of 28.3 thousand barrels of oil equivalent (“Boe”) per day

•As of September 30, 2024, TPL’s royalty acreage had an estimated 6.9 net well permits, 11.8 net drilled but uncompleted wells, 3.4 net completed wells, and 79.2 net producing wells. Net producing wells added during the quarter had an average lateral length of approximately 7,659 ft.

•Consolidated net income of $106.6 million, or $4.63 per share (diluted)

•Adjusted EBITDA(1) of $144.1 million

•Free cash flow (1) of $106.9 million

•Special cash dividend of $10.00 per share was paid on July 15, 2024

•Quarterly cash dividend of $1.17 per share was paid on September 17, 2024

Nine Months Ended September 30, 2024 Highlights

•The Company announced the development of a new energy-efficient method of produced water desalination and treatment. The Company has successfully conducted a technology pilot and is progressing towards the construction of a larger test facility with an initial capacity of 10,000 barrels of produced water per day.

•Three-for-one stock split effected March 26, 2024

•Royalty production of 26.0 thousand Boe per day

•Consolidated net income of $335.6 million, or $14.58 per share (diluted)

•Adjusted EBITDA(1) of $449.4 million

•Free cash flow (1) of $337.3 million

•$310.6 million of total cash dividends paid through September 30, 2024 (composed of a $10.00 per share special dividend and $1.17 per share in regular quarterly cash dividends)

•$22.7 million of common stock repurchases

(1) Reconciliations of Non-GAAP measures are provided in the tables below.

“Our strong results this quarter showcase the benefit of a strategy predicated on robust active management on our legacy assets combined with opportunistic growth,” said Tyler Glover, Chief Executive Officer of the Company. “Record royalty production during the quarter was driven by our outstanding legacy royalty position, and we anticipate that our recently announced acquisitions will also meaningfully enhance our royalty production going forward. In addition, we continue to execute on new opportunities leveraging our surface and water assets, with prior acquisitions of strategic surface acreage and pore-space easements facilitating numerous new commercial agreements with high-quality operator customers. The 37% increase to the regular dividend announced today is largely supported by our recent acquisitions, which we expect to provide a substantial uplift to our near-term financial results and to strengthen our long-term growth outlook.”

Financial Results for the Third Quarter of 2024 - Sequential

The Company reported net income of $106.6 million for the third quarter of 2024 compared to net income of $114.6 million for the second quarter of 2024.

Total revenues for the third quarter of 2024 were $173.6 million compared to $172.3 million for the second quarter of 2024. The increase in revenues was primarily due to a $4.6 million increase in oil and gas royalty revenue and a $2.4 million increase in produced water royalties, partially offset by a $4.4 million decrease in water sales compared to the second quarter of 2024. The decrease in water sales was principally due to a decrease of 9.0% in water sales volumes for the third quarter of 2024 compared to the second quarter of 2024. The Company’s share of production was 28.3 thousand Boe per day for the third quarter of 2024 versus 24.9 thousand Boe per day for the second quarter of 2024, and the average realized price was $38.04 per Boe in the third quarter of 2024 compared to $41.44 per Boe in the second quarter of 2024. TPL's revenue streams are directly impacted by commodity prices and development and operating decisions made by its customers.

Total operating expenses were $46.2 million for the third quarter of 2024 compared to $39.1 million for the second quarter of 2024. The change in operating expenses was principally related to an increase in legal and professional fees during the third quarter of 2024, partially offset by a decrease in water service-related expenses over the same period.

Financial Results for the Third Quarter of 2024 - Year Over Year

Total revenues for the nine months ended September 30, 2024 were $520.0 million compared to $464.9 million for the same period of 2023. All revenue streams, except land sales and easements and other surface-related income, increased for the nine months ended September 30, 2024 with the $28.2 million increase in water sales being the biggest contributor. The growth in water sales was principally due to an increase of 27.6% in water sales volumes for the nine months ended September 30, 2024 compared to the same period of 2023. Additionally, oil and gas royalty revenue increased $17.7 million primarily due to higher production volumes for the nine months ended September 30, 2024 compared to the same period of 2023. Oil and gas royalty revenue for the nine months ended September 30, 2023 included an $8.7 million settlement with an operator with respect to unpaid oil and gas royalties for older production periods. Excluding the impact of the $8.7 million settlement on oil and gas royalty revenues for the nine months ended September 30, 2023, oil and gas royalty revenue for the nine months ended September 30, 2024 increased $26.4 million over the same period of 2023. The Company’s share of production was 26.0 thousand Boe per day for the nine months ended September 30, 2024 versus 22.6 thousand Boe per day for the same period of 2023. The average realized price was $40.60 per Boe for the nine months ended September 30, 2024 versus $42.49 per Boe for the same period of 2023. TPL’s revenue streams are directly impacted by commodity prices and development and operating decisions made by its customers.

Total operating expenses were $123.4 million for the nine months ended September 30, 2024 compared to $112.7 million for the same period of 2023. The change in operating expenses was principally related to an increase in water service-related expenses due to the 27.6% increase in water sales volumes for the nine months ended September 30, 2024 compared to the same period of 2023.

Quarterly Dividend Declared

On November 4, 2024, the Company's Board of Directors declared a quarterly cash dividend of $1.60 per share, payable on December 16, 2024 to stockholders of record at the close of business on December 2, 2024.

Conference Call and Webcast Information

The Company will hold a conference call on Thursday, November 7, 2024 at 7:30 a.m. Central Time to discuss third quarter results. A live webcast of the conference call will be available on the Investors section of the Company’s website at www.TexasPacific.com. To listen to the live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

The conference call can also be accessed by dialing 1-877-407-4018 or 1-201-689-8471. The telephone replay can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and providing the conference ID# 13745174. The telephone replay will be available starting shortly after the call through November 21, 2024.

About Texas Pacific Land Corporation

Texas Pacific Land Corporation is one of the largest landowners in the State of Texas with approximately 873,000 acres of land, with the majority of its ownership concentrated in the Permian Basin. The Company is not an oil and gas producer, but its surface and royalty ownership provide revenue opportunities throughout the life cycle of a well. These revenue opportunities include fixed fee payments for use of our land, revenue for sales of materials (caliche) used in the construction of infrastructure, providing sourced water and/or treated produced water, revenue from our oil and gas royalty interests, and revenues related to saltwater disposal on our land. The Company also generates revenue from pipeline, power line and utility easements, commercial leases and temporary permits related to a variety of land uses including midstream infrastructure projects and hydrocarbon processing facilities.

Visit TPL at www.TexasPacific.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on TPL’s beliefs, as well as assumptions made by, and information currently available to, TPL, and therefore involve risks and uncertainties that are difficult to predict. Generally, future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” and the words “believe,” “anticipate,” “continue,” “intend,” “expect” and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, references to strategies, plans, objectives, expectations, intentions, assumptions, future operations and prospects and other statements that are not historical facts. You should not place undue reliance on forward-looking statements. Although TPL believes that plans, intentions and expectations reflected in or suggested by any forward-looking statements made herein are reasonable, TPL may be unable to achieve such plans, intentions or expectations and actual results, and performance or achievements may vary materially and adversely from those envisaged in this news release due to a number of factors including, but not limited to: the initiation or outcome of potential litigation; and any changes in general economic and/or industry specific conditions. These risks, as well as other risks associated with TPL are also more fully discussed in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. You can access TPL’s filings with the Securities and Exchange Commission (“SEC”) through the SEC's website at www.sec.gov and TPL strongly encourages you to do so. Except as required by applicable law, TPL undertakes no obligation to update any forward-looking statements or other statements herein for revisions or changes after this communication is made.

Contact:
Investor Relations
IR@TexasPacific.com

FINANCIAL AND OPERATIONAL RESULTS
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2024	September 30, 2023(2)
Company’s share of production volumes(1):
Oil (MBbls)	1,046	967	3,003	2,642
Natural gas (MMcf)	4,654	3,851	12,312	10,405
NGL (MBbls)	779	661	2,073	1,784
Equivalents (MBoe)	2,600	2,270	7,128	6,160
Equivalents per day (MBoe/d)	28.3	24.9	26.0	22.6

Oil and gas royalty revenue (in thousands):
Oil royalties	$75,427	$74,747	$222,788	$193,969
Natural gas royalties	4,201	2,367	13,630	23,210
NGL royalties	14,816	12,699	39,959	32,800
Total oil and gas royalties	$94,444	$89,813	$276,377	$249,979

Realized prices (1):
Oil ($/Bbl)	$75.53	$80.93	$77.68	$76.88
Natural gas ($/Mcf)	$0.98	$0.66	$1.20	$2.41
NGL ($/Bbl)	$20.57	$20.78	$20.84	$19.88
Equivalents ($/Boe)	$38.04	$41.44	$40.60	$42.49

(1)	Term	Definition
	Bbl	One stock tank barrel of 42 U.S. gallons liquid volume used herein in reference to crude oil, condensate or NGLs.
	MBbls	One thousand barrels of crude oil, condensate or NGLs.
	MBoe	One thousand Boe.
	MBoe/d	One thousand Boe per day.
	Mcf	One thousand cubic feet of natural gas.
	MMcf	One million cubic feet of natural gas.
	NGL	Natural gas liquids. Hydrocarbons found in natural gas that may be extracted as liquefied petroleum gas and natural gasoline.

(2)	The metrics and dollars provided for the nine months ended September 30, 2023 exclude the impact of an $8.7 million settlement with an operator with respect to unpaid oil and gas royalties.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share amounts) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2024	September 30, 2023
Revenues:
Oil and gas royalties	$94,444	$89,813	$276,377	$258,644
Water sales	36,211	40,650	113,987	85,799
Produced water royalties	27,727	25,301	76,034	61,824
Easements and other surface-related income	14,280	16,570	51,496	51,865
Land sales	901	—	2,145	6,806
Total revenues	173,563	172,334	520,039	464,938

Expenses:
Salaries and related employee expenses	14,030	12,771	39,262	32,688
Water service-related expenses	11,731	14,824	36,767	24,496
General and administrative expenses	4,029	3,673	12,626	10,738
Legal and professional fees	8,316	2,307	14,680	28,471
Ad valorem and other taxes	2,189	1,444	5,990	5,425
Land sales expenses	175	—	425	49
Depreciation, depletion and amortization	5,762	4,093	13,695	10,881
Total operating expenses	46,232	39,112	123,445	112,748

Operating income	127,331	133,222	396,594	352,190

Other income, net	8,086	13,220	31,249	20,239
Income before income taxes	135,417	146,442	427,843	372,429
Income tax expense	28,823	31,853	92,243	79,894
Net income	$106,594	$114,589	$335,600	$292,535

Net income per share of common stock (1)
Basic	$4.64	$4.99	$14.60	$12.69
Diluted	$4.63	$4.98	$14.58	$12.68

Weighted average number of shares of common stock outstanding (1)
Basic	22,979,781	22,987,971	22,990,213	23,054,073
Diluted	23,012,169	23,013,793	23,016,733	23,072,955

(1)All share and share price amounts reflect the three-for-one stock split effected on March 26, 2024.

SEGMENT OPERATING RESULTS
(dollars in thousands) (unaudited)

	Three Months Ended
	September 30, 2024		June 30, 2024
Revenues:
Land and resource management:
Oil and gas royalties	$94,444	54%	$89,813	52%
Easements and other surface-related income	11,303	7%	14,219	8%
Land sales	901	—%	—	—%
Total land and resource management revenue	106,648	61%	104,032	60%

Water services and operations:
Water sales	36,211	21%	40,650	24%
Produced water royalties	27,727	16%	25,301	15%
Easements and other surface-related income	2,977	2%	2,351	1%
Total water services and operations revenue	66,915	39%	68,302	40%
Total consolidated revenues	$173,563	100%	$172,334	100%

Net income:
Land and resource management	$71,870	67%	$80,129	70%
Water services and operations	34,724	33%	34,460	30%
Total consolidated net income	$106,594	100%	$114,589	100%

	Nine Months Ended
	September 30, 2024		September 30, 2023
Revenues:
Land and resource management:
Oil and gas royalties	$276,377	54%	$258,644	56%
Easements and other surface-related income	43,643	8%	49,826	11%
Land sales	2,145	—%	6,806	1%
Total land and resource management revenue	322,165	62%	315,276	68%

Water services and operations:
Water sales	113,987	22%	85,799	19%
Produced water royalties	76,034	15%	61,824	13%
Easements and other surface-related income	7,853	1%	2,039	—%
Total water services and operations revenue	197,874	38%	149,662	32%
Total consolidated revenues	$520,039	100%	$464,938	100%

Net income:
Land and resource management	$232,970	69%	$217,860	74%
Water services and operations	102,630	31%	74,675	26%
Total consolidated net income	$335,600	100%	$292,535	100%

NON-GAAP PERFORMANCE MEASURES AND DEFINITIONS

In addition to amounts presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we also present certain supplemental non-GAAP performance measurements. These measurements are not to be considered more relevant or accurate than the measurements presented in accordance with GAAP. In compliance with the requirements of the SEC, our non-GAAP measurements are reconciled to net income, the most directly comparable GAAP performance measure. For all non-GAAP measurements, neither the SEC nor any other regulatory body has passed judgment on these non-GAAP measurements.

EBITDA, Adjusted EBITDA and Free Cash Flow

EBITDA is a non-GAAP financial measurement of earnings before interest expense, taxes, depreciation, depletion and amortization. Its purpose is to highlight earnings without finance, taxes, and depreciation, depletion and amortization expense, and its use is limited to specialized analysis. We calculate Adjusted EBITDA as EBITDA plus employee share-based compensation. Its purpose is to highlight earnings without non-cash activity such as share-based compensation and other non-recurring or unusual items, if applicable. We calculate Free Cash Flow as Adjusted EBITDA less current income tax expense and capital expenditures. Its purpose is to provide an additional measure of operating performance. We have presented EBITDA, Adjusted EBITDA and Free Cash Flow because we believe that these metrics are useful supplements to net income in analyzing the Company’s operating performance. Our definitions of EBITDA, Adjusted EBITDA and Free Cash Flow may differ from computations of similarly titled measures of other companies.

The following table presents a reconciliation of net income to EBITDA, Adjusted EBITDA and Free Cash Flow for the three months ended September 30, 2024 and June 30, 2024 and for the nine months ended September 30, 2024 and September 30, 2023 (in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2024	September 30, 2023
Net income	$106,594	$114,589	$335,600	$292,535
Add:
Income tax expense	28,823	31,853	92,243	79,894
Depreciation, depletion and amortization	5,762	4,093	13,695	10,881
EBITDA	141,179	150,535	441,538	383,310
Add:
Employee share-based compensation	2,935	2,700	7,855	7,217
Adjusted EBITDA	144,114	153,235	449,393	390,527
Less:
Current income tax expense	(27,416)	(30,766)	(90,080)	(80,928)
Capital expenditures	(9,833)	(6,499)	(21,994)	(10,387)
Free Cash Flow	$106,865	$115,970	$337,319	$299,212